Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors
AAR CORP.:

We consent to the incorporation by reference in Registration Statement Nos. 333-122111, 333-112654, 33-19767, 333-102416, 333-81790, 333-54178, 333-95433, 333-71067, 333-44693, 333-38671, 33-26783, 33-38042, 33-43839, 33-58456, 33-56023, 33-57753, 333-15327, 333-22175, 333-26093, 333-00205, 002-89735 and 002-95635 on Form S-8 and in Registration Statement Nos. 333-133692, 333-114855 and 333-52853 on Form S-3 of AAR CORP. of our reports dated July 14, 2006 relating to the consolidated balance sheets of AAR CORP. and subsidiaries as of May 31, 2006 and 2005, and the related consolidated statements of operations, stockholders’ equity and cash flows for each of the years in the three-year period ended May 31, 2006, management’s assessment of the effectiveness of internal control over financial reporting as of May 31, 2006 and the effectiveness of internal control over financial reporting as of May 31, 2006, which reports appear in the May 31, 2006 annual report on Form 10-K of AAR CORP.

/s/ KPMG LLP

Chicago, Illinois
July 14, 2006